Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
The Jackson Rivers Company
Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 3, 2006, except for notes 1 and 3, which are as of May 23, 2006, relating to the financial statements of The Jackson Rivers Company as of December 31, 2005 and for the two years then ended, included in its Annual Report on Form 10KSB/A, filed with the Securities and Exchange Commission on May 26, 2006.


/s/ MALONE & BAILEY, PC
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MALONE & BAILEY, PC

www.malone-bailey.com
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Houston, Texas
November 30, 2006